Exhibit 10.2

COMPANY SHAREHOLDER SUPPORT AGREEMENT

THIS COMPANY SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of May 25th, 2021, is entered into by and among PTK Acquisition Corp., a Delaware corporation (“SPAC”), Valens Semiconductor Ltd., a limited liability company organized under the laws of the State of Israel (the “Company”), and the party listed on the signature pages hereto as a “Shareholder” (the “Shareholder”).

RECITALS

WHEREAS, concurrently herewith, SPAC, Valens Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and the Company are entering into a Business Combination Agreement substantially in the form attached hereto as Annex A (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement;

WHEREAS, immediately prior to the Closing Date, each Company Preferred Share will be converted into one Company Ordinary Share, in accordance with the Governing Documents of the Company in accordance with Section 2.1(a) of the Business Combination Agreement (the “Company Preferred Share Conversion”) and, immediately following such conversion, the Company shall effect a reverse stock split of each Company Ordinary Share into such number of Company Ordinary Shares calculated in accordance with Section 2.1(b) of and Exhibit G to the Business Combination Agreement (such reverse stock split, together with the Company Preferred Share Conversion, the “Capital Restructuring”);

WHEREAS, immediately following the Company Preferred Share Conversion but prior to the Effective Time, all of the Company Options, whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time, automatically and without any action on the part of any holder of such Company Options or beneficiary thereof, will be adjusted in accordance with Section 2.1(c) of the Business Combination Agreement;

WHEREAS, at the Effective Time, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC will become a direct, wholly-owned subsidiary of the Company;

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote [[●] Company Ordinary Shares, [●] Company Preferred A Shares, [●] Company Preferred B-1 Shares, [●] Company Preferred B-2 Shares, [●] Company Preferred C Shares, [●] Company Preferred D Shares, and [●] Company Preferred E Shares] (collectively, the “Owned Shares”; the Owned Shares and any additional Company Ordinary Shares and/or Company Preferred Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares and/or Company Preferred Shares) in which the Shareholder has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC, the Company and the Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Shareholder hereby agree as follows:

1.    Agreement to Vote. Concurrently with the execution and delivery of this Agreement, the Shareholder shall execute and deliver to the Company a proxy, irrevocable to the fullest extent permitted by Law, in substantially the form attached hereto as Exhibit A, in respect of all of the Shareholder’s Covered Shares, which proxy (the “Proxy”) shall automatically expire upon the Termination Date (as defined herein). Such Proxy, until the Termination Date, shall be in full force and effect, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), for the purpose of approving any or all of the resolutions set forth in the Proxy. In addition, prior to the Termination Date (as defined herein), the Shareholder irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, the Shareholder shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to:

(a)    if and when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and if a quorum is not present, to vote (in person or by proxy) in favor of adjournment of such meeting of the shareholders to a later date, as in accordance with the Company’s Articles of Association as in effect at such time;

(b)    execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of the Shareholder’s Covered Shares owned as of the date that any written consent is executed by the Shareholder (or the record date for such meeting) in favor of the Company Shareholder Proposals, as set forth on Exhibit A hereto;

(c)    execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of the Shareholder’s Covered Shares against (A) any Company Acquisition Proposal (as defined in the Business Combination Agreement) or any Company Business Combination Proposal (as defined below) (in each case, other than the Transactions) and any other action or agreement that would reasonably be expected to (i) discourage, frustrate the purposes of, or materially impede, interfere with, delay, postpone or adversely affect the Transactions (including the consummation thereof), (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement, this Agreement or the Registration Rights Agreement or cause any of the conditions to Closing set forth in Article VI of the Business Combination Agreement not to be fulfilled or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement or the Registration Rights Agreement and (B) any merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of all or substantially all assets, scheme of arrangement, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, in each case as determined by the Company; and

(d)    in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or otherwise sought in furtherance of the Transactions, in each case as determined by the Company, vote, consent or approve (or cause to be voted, consented or approved), in person or by proxy, all of the Shareholder’s Covered Shares owned at such time in favor thereof.

2.    Proxy.

(a)    The obligations of the Shareholder specified in Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of the Company or any committee thereof or the board of directors of the Company or any committee thereof has previously recommended the Merger or such action but changed such recommendation.

(b)    The Shareholder hereby irrevocably and unconditionally, to the fullest extent permitted by applicable Law, appoints the Company, or any designee of the Company, for so long as the provisions of Section 1 remain in effect, as the Shareholder’s attorney-in-fact and proxy with full power of substitution, to vote, express consent or dissent and otherwise act (by written consent or otherwise) with respect to the Covered Shares, solely on the matters and in the manner specified in Section 1. This proxy (including, for the avoidance of doubt, any voting proxy delivered pursuant to Section 1) shall be valid for the duration of this Agreement.

(c)    THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 2 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The Shareholder hereby affirms that the irrevocable proxy granted by Shareholder pursuant to this Section 2 (including, for the avoidance of doubt, any voting proxy delivered pursuant to Section 1) is granted in consideration of SPAC entering into this Agreement and the Business Combination Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The proxies and powers of attorney shall not be terminated by any act of the Shareholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Shareholder. The Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 2 with respect to the Covered Shares that the Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholder with respect to any Covered Shares. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Shareholder.

3.    No Inconsistent Agreements. The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the Termination Date (as defined below), (i) enter into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.    Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) termination of the Business Combination Agreement in accordance with its terms or (ii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Shareholder (the earliest such date under clauses (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 11 to 23 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

5.    Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company and SPAC as to itself, as of the date hereof and as of the Closing, as follows:

(a)    The Shareholder is the sole record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or pursuant to the Governing Documents of the Company. As of the date hereof, other than the Owned Shares, the Shareholder does not own beneficially or of record any share capital of the Company (or any securities convertible into share capital of the Company).

(b)    The Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)    (A) If the Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (B) if the Shareholder is not a natural person it (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the applicable Law of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Law affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)    Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Shareholder from, or to be given by the Shareholder to, or be made by the Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by the Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement.

(e)    The execution, delivery and performance of this Agreement by the Shareholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of the Shareholder (if the Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Shareholder pursuant to any Contract binding upon the Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, or the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(f)    As of the date of this Agreement, there is no action, proceeding or investigation pending against the Shareholder or, to the knowledge of the Shareholder (after conducting reasonable and due inquiry), threatened against the Shareholder (i) that questions or would reasonably be expected to question the beneficial or record ownership of the Shareholder’s Covered Shares, or (ii) that questions or would reasonably be expected to question the validity of this Agreement or to prevent or materially impair, enjoin or delay the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(g)    The Shareholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that none of SPAC, the Company or any other Person have made to the Shareholder, and Shareholder has not relied upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares owned by the Shareholder are irrevocable.

(h)    The Shareholder understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Shareholder contained herein.

(i)    No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or by the Business Combination Agreement based upon arrangements made by or, to the knowledge of the Shareholder (after conducting reasonable and due inquiry), on behalf of the Shareholder.

6.    Certain Covenants of the Shareholder. Except in accordance with the terms of this Agreement, the Shareholder hereby covenants and agrees as follows:

(a)    Subject to Section 7 hereof, prior to the Termination Date, the Shareholder shall not, and shall cause its Affiliates and Subsidiaries not to, shall not authorize its Representatives to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, approve, endorse, recommend, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to result in or lead to, a Company Acquisition Proposal (in each case, other than the Transactions, a “Company Business Combination Proposal”); (ii) furnish or disclose any non-public information about the Company to any Person in connection with, or that could reasonably be expected to lead to, a Company Business Combination Proposal (except that the Shareholder shall be permitted to disclose non-public information about the Company to its limited partners, members, or shareholders for the limited purpose of securing the corporate or other power and authority to execute and perform this Agreement, provided the Shareholder takes reasonable efforts to cause such Persons to comply with this Section 6(a)); (iii) enter into any Contract or other arrangement or understanding regarding a Company Business Combination Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

The Shareholder shall (A) notify the Company promptly (and in any event within one (1) Business Day) upon receipt by the Shareholder of any Company Business Combination Proposal, and describe the material terms and conditions of any such Company Business Combination Proposal in reasonable detail (including the identity of the Persons making such Company Business Combination Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications or other material developments with respect to such Company Business Combination Proposal or information. The Shareholder also agrees that, immediately following the execution of this Agreement, the Shareholder shall, and shall cause its Affiliates and Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with a Company Business Combination Proposal.

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 6(a), (ii) the Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company of its obligations under Section 5.6 (Exclusive Dealing) of the Business Combination Agreement shall not be considered a breach of this Section 6(a) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by the Shareholder or its, his or her Representatives (other than any such Representative that is a Company Related Party) of this Section 6(a)).

(b)    The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, tender, grant, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by gift, by testamentary disposition, by operation of applicable Law, by encumbering or by using a derivative to transfer or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including profit sharing arrangement) with respect to the Transfer of any of the Shareholder’s Covered Shares; (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of any Covered Shares), or enter into any other agreement, with respect to any Covered Shares (in each case, other than the Proxy granted to the Company in accordance with this Agreement); (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); or (iv) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to a Permitted Transferee (as defined in the Company’s Amended and Restated Articles of Association adopted on 15th June 2020, as may be amended prior to the Effective Time) (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the Shareholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Shareholder.

(c)    The Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(d)    The Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Shareholder shall be bound by and comply with Section 5.3 (Confidentiality and Access to Information) and Section 5.4 (Public Announcement) of the Business Combination Agreement (and any relevant definitions contained in such sections) as if the Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions.

(e)    The Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of SPAC, the Company or any of their respective successors or directors, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

(f)    The Shareholder hereby consents to the termination of, at the Closing, each Company Investor Agreement set forth on Section 5.20 of the Company Disclosure Schedule (excluding the Transaction Support Agreements), without any continuing liability on the part of the Shareholder, SPAC, any Group Company or Merger Sub; provided that, for the avoidance of doubt, the Shareholder acknowledges and agrees that the Investor Rights Agreement shall be amended and restated in the form of the Registration Rights Agreement.

7.    Further Assurances. From time to time, at the Company and the SPAC’s mutual request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Sponsor, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby or thereby (including the Capital Restructuring).

8.    Disclosure. The Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable Securities Laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or the NYSE or NASDAQ, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement. The Shareholder will promptly provide any information reasonably requested by the Company or SPAC for, and will otherwise use commercially reasonable efforts (including by making any required filings) to obtain any approval required in connection with, any regulatory application or filing required or advisable in connection with the transactions contemplated by this Agreement and by the Business Combination Agreement (including filings with the SEC or the NYSE or NASDAQ), including the PIPE Financing.

9.    Changes in Share Capital. In the event of a share split, share dividend or distribution, or any change in the Company’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, the Company and the Shareholder. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 10 or Section 11, as applicable.

11.    Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Company or SPAC following the Closing, to:

Valens Semiconductor Ltd.

8 Hanagar Street

POB 7152

Hod Hasharon, 45011309

Israel

Attention: Keren Shmueli, Dror Heldenberg

Email: keren.shmuelisidi@valens.com, dror.heldenberg@valens.com with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York NY 10017

Attention: Brian Wolfe

Michael Kaplan

Email: brian.wolfe@davispolk.com

michael.kaplan@davispolk.com

and

Meitar  |  Law Offices

16 Abba Hillel Road

Ramat Gan 52506, Israel

Attention: Alon Sahar

Assaf Naveh

Tali Lungin

Email: asahar@meitar.com

assafn@meitar.com, talil@meitar.com

if to SPAC prior to the Closing, to:

PTK Acquisition Corp.

4601 Wilshire Boulevard

Suite 240

Los Angeles, California 90010

Attention: Peter Kuo

Email: peterkuo@ptktech.com

with copies (which shall not constitute notice) to:

Goodwin Procter LLP / Goodwin Procter (Hong Kong) LLP

100 Northern Avenue

Boston, MA 02210

Attention: Douglas Freeman / Jocelyn M. Arel / Chi Pan / Daniel J.

Espinoza

E-mail: DFreeman@goodwinlaw.com / jarel@goodwinlaw.com /

ChiPan@goodwinlaw.com / despinoza@goodwinlaw.com

Goldfarb Seligman & Co.

Ampa Tower

98 Yigal Alon Street

Tel Aviv 6789141, Israel

Attention: Aaron M. Lampert

E-mail: aaron.lampert@goldfarb.com

If to the Shareholder, to such address indicated on the Company’s records with respect to the Shareholder or to such other address or addresses as the Shareholder may from time to time designate in writing.

13.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and SPAC shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

14.    Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Business Combination Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

15.    No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of SPAC and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

16.    Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)    This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(b)    Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or, if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware or any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each of the parties hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such

Proceeding is brought in an inconvenient forum; or (v) the venue of such Proceeding is improper. Each of the parties hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12. Notwithstanding the foregoing in this Section 16, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

17.    Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 17 shall be null and void, ab initio.

18.    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or the Shareholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

19.    Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19 shall not be required to provide any bond or other security in connection with any such injunction.

20.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

21.    Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

22.    Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23.    Capacity as a Shareholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of the Shareholder or any Affiliate, employee or designee of the Shareholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person. The Shareholder shall not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other shareholder that is entering into a similar Agreement.

24.    Trust Account Waiver. The Shareholder agrees that he, she or it shall be subject to the terms and conditions of Section 8.18 (Trust Account Waiver) of the Business Combination Agreement as though the Shareholder were the Company thereunder and that Section 8.18 (as so modified) is hereby incorporated into this Agreement, mutatis mutandis.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

PTK ACQUISITION CORP.

By:
Name:
Title:

VALENS SEMICONDUCTOR LTD.

By:
Name:
Title:

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[SHAREHOLDER]

By:
Name:
Title:

[Signature Page to Company Shareholder Support Agreement]

Exhibit A

VALENS SEMICONDUCTOR LTD.

(the “Company”)

PROXY

FOR AN ANNUAL AND/OR EXTRAORDINARY GENERAL MEETING(S) OF THE SHAREHOLDERS AND A

CLASS MEETING OF THE PREFERRED SHARES OF THE COMPANY

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the Company Shareholder Support Agreement dated May 25th, 2021, to which this Proxy was attached or in the Business Combination Agreement dated May 25th , 2021 by and between the Company, PTK Acquisition Corp. and Valens Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), as applicable.

The Company Ordinary Shares and/or the Company Preferred Shares represented by this proxy, when properly executed, will be voted or withheld from voting on any ballot that may be called for, in the manner directed herein by the undersigned shareholder (the “Shareholder”). If a choice is specified with respect to any matter to be acted upon, the Company Ordinary Shares and/or the Company Preferred Shares shall be voted or withheld from voting accordingly. Where no instruction is given in respect to any matter to be acted upon, the Company Ordinary Shares and/or the Company Preferred Shares represented hereby shall, on any ballot that may be called for, be voted FOR the adoption or the ACKNOWLEDGMENT of all such matters.

For the avoidance of doubt, this Proxy, until the Termination Date, shall be in full force and effect, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), for the purpose of approving any or all of the resolutions set forth in the Proxy.

The Shareholder, being the holder of [[●] Company Ordinary Shares, [●] Company Preferred A Shares, [●] Company Preferred B-1 Shares, [●] Company Preferred B-2 Shares, [●] Company Preferred C Shares, [●] Company Preferred D Shares, and [●] Company Preferred E Shares] of Valens Semiconductor Ltd., acting pursuant to the Companies Law, 5759-1999, does hereby irrevocably authorize each of Gideon Ben Zvi and /or Dror Heldenberg, Company’s CEO and CFO acting severally and not jointly, or any person designated by one of them, with full powers of substitution (the “Proxy Holder”) to represent the Shareholder and vote all of the Company Ordinary Shares and/or Company Preferred Shares held by the Shareholder, if any, on behalf and in the name of the Shareholder, at the meeting, and at any postponements or adjournments thereof, in favor of the following resolutions:

For	Against	Abstain

Resolution 1 – Capital Restructuring – Conversion

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to the effect that immediately prior to the Closing Date, the Company Preferred Shares that are issued and outstanding immediately prior to such time shall automatically convert into Company Ordinary Shares in accordance with the Company’s Governing Documents.

☐	☐	☐

Resolution 2 – Capital Restructuring – Reverse Share Split

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to the effect that (i) immediately following such conversion of each Company Preferred Share into Company Ordinary Shares, each Company Ordinary Share that is issued and outstanding immediately prior to the Effective Time shall be converted into a number of Company Ordinary Shares determined by multiplying each such Company Ordinary Share by the Conversion Factor based on the methodology set forth on Exhibit G to the Business Combination Agreement (the “Reverse Share Split”) and (ii) the authorized share capital of the Company shall be revised to reflect the aforementioned Reverse Share Split.

☐	☐	☐

Resolution 3 – Business Combination Agreement

To adopt, authorize and approve the Merger, the execution, delivery and performance of the Business Combination Agreement, all other Ancillary Documents, and the Transactions, including without limitation, the Merger and the issuance of Company Ordinary Shares as Merger Consideration pursuant to the Business Combination Agreement, as set forth in, and subject to, the terms and conditions of the Business Combination Agreement. Upon issuance of the Company Ordinary Shares, such shares shall be validly issued, fully paid and non-assessable;

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to the effect that the Authorized Officers (as defined below) are hereby authorized and empowered to enter into, execute, deliver and perform the Business Combination Agreement, all other Ancillary Documents and the Transactions, and any other agreements and document as shall be deemed by the Authorized Officer (or any of them) necessary or advisable in order to facilitate the transactions contemplated by the resolutions hereunder, and to take all such actions necessary and appropriate to perform the Company’s obligations under such documents;

☐	☐	☐

For	Against	Abstain

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to the effect that the Authorized Officers be, and hereby are, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, or cause to be filed, with any federal state or other regulatory or tax agencies (including any international agencies) any reports, filings, applications or other documents, and to seek all government or regulatory consents or approvals, required with respect to the transactions contemplated by the Business Combination Agreement, deliver or record in the name and on behalf of the Company, all such certificates, instruments, agreements or other documents, and to make all such payments as they may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

Resolution 4 – Issuance of Warrants; PIPE Financing

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to approve the execution of the Subscription Agreements in substantially the forms attached to the Business Combination Agreement as Exhibit A, and all transaction contemplated thereunder, including without limitation the PIPE Financing;

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to the effect that in accordance with the terms of the Business Combination Agreement, the SPAC Warrants shall be assumed by the Company and converted automatically into a warrant, according to which each SPAC Warrant that is issued and outstanding immediately prior to the Effective Time shall automatically and irrevocably be converted into a corresponding Company Warrant exercisable for 1⁄2 of a Company Ordinary Share under the terms and conditions of the Company Warrant Agreement;

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to the effect that in accordance with the terms of the Business Combination Agreement, at the Closing, in connection with the Merger, the Company and Continental Stock Transfer & Trust Company (or its applicable Affiliate or other Trust Company) will enter into that certain Amendment to the Company Warrant Agreement, substantially in the form attached to the Business Combination Agreement as Exhibit E , to be effective upon the Closing; with such additions, deletions or changes therein as any Authorized Officer of the Company, may, in his/her sole discretion, deem necessary, desirable, convenient or appropriate and consistent with the best interests of the Company, his/her execution and delivery thereof to be conclusive evidence of his/her authority to so act and of his approval thereof, in each of the foregoing cases without the need for any further act, approval or authority by the Board or the Shareholders.

☐	☐	☐

For	Against	Abstain

Resolution 5 – Amended and Restated Articles of Association

To amend and restate the Company’s existing Articles of Association, with the Articles of Association, in substantially the form attached hereto as Exhibit B, to take place immediately as of the time of the applicable shareholders resolution; with such additions, deletions or changes therein as any Authorized Officer of the Company, may, in his/her sole discretion, deem necessary, desirable, convenient or appropriate and consistent with the best interests of the Company, his/her execution and delivery thereof to be conclusive evidence of his/her authority to so act and of his approval thereof, in each of the foregoing cases without the need for any further act, approval or authority by the Board or the Shareholders.

☐	☐	☐

Resolution 6 – Increase of Authorized Share Capital and Adoption of Effective Time Amended and Restated Articles of Association

To increase and modify the authorized share capital of the Company such that immediately following the Effective Time the registered share capital of the Company shall equal (following the Reverse Split and such increase) by such amount equal to the product of: (i) 700,000,000 ordinary shares of the Company; and (ii) the par value of each such ordinary share as shall be calculated in accordance with the Conversion Factor based on the methodology set forth on Exhibit G to the Business Combination Agreement, divided into 700,000,000 ordinary shares; and

To amend and restate the Company’s Articles of Association as shall be effective immediately prior to the Effective Time, with the Articles of Association, in substantially the form attached hereto as Exhibit C, to take place immediately at the Effective Time; with such additions, deletions or changes therein as any Authorized Officer of the Company, may, in his/her sole discretion, deem necessary, desirable, convenient or appropriate and consistent with the best interests of the Company, his/her execution and delivery thereof to be conclusive evidence of his/her authority to so act and of his approval thereof, in each of the foregoing cases without the need for any further act, approval or authority by the Board or the Shareholders.

☐	☐	☐

Resolution 7 – Amended and Restated Investors’ Rights Agreement

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to approve the execution, delivery and performance by the Company of all its obligations under the Amended and Restated Investors’ Rights Agreement in substantially the form attached hereto as Exhibit D, with such additions, deletions

☐	☐	☐

	For	Against	Abstain
or changes therein as any Authorized Officer of the Company, may, in his/her sole discretion, deem necessary, desirable, convenient or appropriate and consistent with the best interests of the Company, his/her execution and delivery thereof to be conclusive evidence of his/her authority to so act and of his approval thereof, in each of the foregoing cases without the need for any further act, approval or authority by the Board or the Shareholders.

Resolution 8 – Termination of Investor Agreements

WHEREAS, the Company and certain Shareholders are parties to certain side letters and agreements, including without limitation those listed on Exhibit E, by and among the Company and the Shareholders named therein, as amended from time to time (collectively, the “Investor Agreements”); and

To approve that each of the undersigned Shareholders hereby authorizes the Company, effective as of and subject to the Closing, to terminate, and each of the undersigned Shareholders that is party to any of the Investor Agreements hereby approves the termination of and hereby terminates, the Investor Agreements (except, for the avoidance of doubt, for the Amended and Restated Investors’ Rights Agreement adopted hereunder) and all rights of the Shareholders thereunder, effective as of the date hereof, with no further obligations of the Company or any of its respective Affiliates, notwithstanding any provisions purported to survive a termination thereof.

	☐	☐	☐

Resolution 9 – Indemnification and D&O Insurance Policy

To approve: (i) the amendment and restatement of the existing directors’ and officers’ indemnification agreements, in substantially the form attached hereto as Exhibit F (the “Indemnification Agreement”), (ii) the execution, delivery and performance by the Company of the Indemnification Agreements with the Company’s directors and officers as of immediately following the Closing Date, as serving from time to time (an “Indemnified Person”) and (iii) the purchase by the Company of an amended, extended or new D&O Insurance Policy, to have effect as of immediately following the Effective Time, covering the Indemnified Persons as of immediately following the Effective Time.

	☐	☐	☐

Resolution 10 – Reservation of Option Pool and ESPP Pool

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, to: (i) reserve such amount of Ordinary Shares, par value NIS 0.01, of the Company (the “Ordinary Shares”), comprised of: (A) an amount, that, together with the remaining amount, if any, of unallocated Ordinary Shares reserved for issuance under the Valens Semiconductor Ltd. Stock Option Plan 2012 (immediately prior to Closing) will initially be equal to 6% of the shares of the Company, on a fully diluted basis, immediately following the Closing; and (B) an

	☐	☐	☐

	For	Against	Abstain
additional fixed amount of 370,000 Ordinary Shares; for the purpose of issuances of Awards pursuant to the Incentive Equity Plan to be adopted by the Board; and (ii) to reserve such amount of Ordinary Shares that will equal 1% of the shares of the Company, on a fully diluted basis, immediately following the Closing for the purpose of issuances pursuant to the employee stock purchase plan, to be adopted by the Board, in each case, effective as of the Closing Date.

Resolution 11 – 2019 and 2020 Financial Statements

To present to the shareholders (i) the restated audited financial statements of the Company for the fiscal year ended December 31, 2019 (a copy of the restated 2019 financial statements is attached hereto as Exhibit G), and (ii) the audited financial statements of the Company for the fiscal year ended December 31, 2020 (a copy of the 2020 financial statements is attached hereto as Exhibit H).

Acknowledged ☐

Resolution 12 – Company’s auditors

To ratify and approve the appointment of Kesselman & Kesselman l PwC Israel, CPA, as the Company’s auditors for the fiscal year ending December 31, 2021 and for the period until the next annual meeting of the shareholders of the Company, and authorize the Board to negotiate and determine their fees (with a right of delegation to the Audit Committee of the Board).

	☐	☐	☐

Resolution 13 – Appointment of Directors

To approve the appointment of Mr. Ker Zhang and Ms. Adi Yarel-Toledano hereto to the Company’s Board, effective as of the Effective Time, and to approve the execution, delivery and performance by the Company of the indemnification agreements with the Company’s directors.

	☐	☐	☐

Resolution 14 – Bonus Payments

To approve, ratify and confirm the resolution of the Board attached hereto as Exhibit A, in connection with the Bonus Payment to certain officers of the Company in connection with the Transaction.

	☐	☐	☐

Resolution 15 – Interested Party Transactions

To approve the transactions contemplated by the resolutions above, after taking into account the personal interest of the members of the Board in such transactions (to the extent a personal interest exists in any of the foregoing resolutions), by reason of such directors being parties to or affiliated with parties who are deemed to have personal interest in the above resolutions, as disclosed to the shareholders at the Notice of a Meeting.

	☐	☐	☐

For	Against	Abstain

Consent

The undersigned acknowledges and agrees that its signature below constitutes the written consent of such entity or person, for all purposes for which the consent of such entity or person is required in connection with the above matters whether as a holder of a certain class of shares or otherwise pursuant to the Articles or to any other agreement to which the undersigned is a party.

Acknowledged ☐

Waiver and Consent

In connection with the approval of the Business Combination Agreement, the Pipe Financing, the assumption of the SPAC Warrants, the Company Warrant Agreement, the transactions contemplated under such documents, or any other transaction contemplated by any of the above resolutions, to the extent that any of the Shareholders is entitled to any of the following rights (collectively, the “Rights”): rights of first refusal, preemptive rights, rights of first offer, rights of first notice, participation, co-sale, anti-dilution, over-allotment, any veto rights, rights of purchase, subscription or any other similar rights and any notice thereof as set forth and contained in the existing Articles of Association of the Company as well as in any of the Amended and Restated Articles of Association of the Company adopted hereunder (the “Articles”), any other agreement, certificate, instrument, or document, and/or in accordance with applicable Law or otherwise, then, subject to and effective as of immediately prior to the Closing, such Shareholder is required to unconditionally and irrevocably waive, release, and forever discharge, (a) any and all Rights, whether such Rights arose in the past, arise now, or may arise in the future, (b) the performance or satisfaction of any and all obligations of the Company, its officers, directors, employees, agents or representatives in connection with the Rights. This waiver shall be binding upon the Shareholder and his/her/its heirs, personal representatives, successors and assigns.

☐ Waived

General Authorization

To approve ratify and confirm the resolutions of the Board, to authorize, empower and direct each of Gideon Ben Zvi and /or Dror Heldenberg, Company’s CEO and CFO (“Authorized Officers”) (acting severally and not jointly) to take or cause to be taken any and all actions in connection with, and to effectuate, the resolutions set forth above including and, without derogating from the generality of the foregoing, to execute, make any amendments or waivers (in accordance with the terms of the Business Combination Agreement or any other Ancillary Documents, or the Transaction) file and deliver all papers, documents, statements, representations, obligations, schedules, reports, instruments, proxies and certificates that any of them may deem in their sole discretion and judgment to be necessary or advisable to carry out and to effectuate the purposes and intent of the foregoing resolutions and to comply with all applicable laws, including the execution of any internal agreements that are required between the various subsidiaries of the Company.

To approve ratify and confirm the resolutions of the Board, that all actions previously taken in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, adopted, ratified, confirmed and approved in all respects.

☐	☐	☐

SHAREHOLDER	SIGNATURE	NAME & TITLE	DATE
(please PRINT name)		(for corporate entities)

*	If this proxy represents shares held by more than one person/entity, please list all such entities or provide separate proxies.

You are kindly requested to complete, date and sign the enclosed proxy and deliver it to the Company at your earliest convenience, but in any event prior to the time appointed for the meeting, by email to Dror.Heldenberg@valens.com (Dror Heldenberg) and keren.shmuelisidi@valens.com (Keren Shmueli Sidi) with a copy to assafn@meitar.com (Assaf Naveh).

Proxy Exhibits (all attached in a draft form):

Exhibit A	-	Resolution of the Board;

Exhibit B	-	Amended and Restated Articles of Association;

Exhibit C	-	Effective Time Amended and Restated Articles of Association;

Exhibit D	-	Amended and Restated Investors’ Rights Agreement;

Exhibit E	-	Investor Agreements;

Exhibit F	-	Indemnification Agreement;

Exhibit G	-	Restated Audited Financial Statements of the Company for the Fiscal Year Ended December 31, 2019;

Exhibit H	-	Draft of Financial Statements of the Company for the Fiscal Year Ended December 31, 2020;

Annex A

BUSINESS COMBINATION AGREEMENT

Exhibit A

Resolution of the Board

Exhibit B

Amended and Restated Articles of Association

Exhibit C

Effective Time Amended and Restated Articles of Association

Exhibit D

Amended and Restated Investors’ Rights Agreement

Exhibit E

Investor Agreements

1.	Amended and Restated Investors’ Rights Agreement, dated as of August 2, 2018, by and among the Company and the investors party thereto

2.	Management Rights Letter to Genesis Partners III, L.P., dated July 10, 2007 and September 30, 2015.

3.	Management Rights Letter to Magma Venture Capital II, L.P., dated July 10, 2007.

4.	Management Rights Letter to Aviv Ventures II (Israel) L.P., Aviv Ventures II (Delaware) L.P., Aviv Ventures II (CVCI) L.P., dated June 28, 2011.

5.	Management Rights Letter to Mitsui Ventures Global Fund, dated June 28, 2011.

6.	Management Rights Letter to Amiti Ventures II, L.P and Amiti Valens, L.P., dated November 3, 2010.

7.	Management Rights Letter to Amiti Fund II LP, dated September 30, 2015.

8.	Management Right Letter by and between the Company and IGP Connectivity Solutions (Holdings), Limited Partnership, dated April 6, 2017.

9.	Side Letter (Notice and Information Rights) by and between the Company and Halman Aldubi Provident and Pension Funds Ltd, dated January 28, 2014.

10.	Side Letter by and between the Company and Samsung Oak Holdings, Inc., dated April 6, 2017.

11.	Side Letter by and between the Company and Cloud Ranger Limited (Mediatek) dated, April 6, 2017.

12.	Side Letter by and between the Company and Aptiv, dated April 6, 2017.

13.	Side Letter by and between the Company and Broad Street Principal Investments, L.L.C (Goldman Sachs), dated April 6, 2017.

14.	Side Letter of Board Representation to Mitsui Ventures Global Fund, dated June 28, 2011.

Exhibit F

Indemnification Agreement

Exhibit G

Restated Audited Financial Statements of the Company for the Fiscal Year Ended December 31, 2019

Exhibit H

Draft of Financial Statements of the Company for the Fiscal Year Ended December 31, 2020